Exhibit 99.1

Stockholders of SCM Microsystems Approve
Proposed Business Combination with Bluehill ID AG
SANTA ANA, Calif. and ISMANING, Germany, December 21, 2009 — SCM Microsystems, Inc. (NASDAQ: SCMM; Prime Standard: SMY), a leading provider of solutions for secure access, secure identity and secure exchange, announced today that its stockholders have approved the issuance of new shares of common stock in connection with SCM’s proposed business combination with Bluehill ID AG (FSE:BUQ), an industrial holding group for investments in the radio frequency identification (RFID)/identification and security industries.
     To effect the business combination, on November 20, 2009, SCM made an offer to acquire all of the issued and outstanding bearer shares in Bluehill ID in exchange for shares of SCM common stock. Shareholders of Bluehill ID who accept and tender their shares in the offer will receive 0.52 shares of SCM common stock for every one bearer share in Bluehill ID. The acceptance period for the voluntaty exchange offer will expire on December 29, 2009 at midnight CET. At SCM’s special meeting held on December 18, 2009, more than 98 percent of the votes cast followed the recommendation of SCM’s Board of Directors in favor of the exchange offer and the issuance of new shares of SCM common stock to the Bluehill ID shareholders.
     “The combination with Bluehill ID offers us entry into the important RFID transponder technology market, strengthens our e-passport and national ID business, and helps us expand into important growth verticals and geographies,” commented Felix Marx, chief executive officer of SCM. “The support of our stockholders demonstrates that they understand the important role that acquisitions play in our growth strategy as we work to build a leadership position in contactless technologies and identity management.”
     The business combination with Bluehill ID is conditioned on at least 75% of the outstanding Bluehill ID shares being tendered to and acquired by SCM in accordance with the terms of the exchange offer, among other conditions, and is expected to close in early 2010.
     “SCM and Bluehill ID are focused on the same markets and technologies. Each company complements the other’s product portfolio, technology, market focus and regional strength,” added Marx. “We expect the new, combined company to accelerate consolidation of the highly fragmented identity market and provide a stronger base for future growth.”

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About SCM Microsystems, Inc.
SCM Microsystems (NASDAQ: SCMM; Prime Standard: SMY) is a global leader in security and identity solutions for secure access, secure identity and secure exchange. Together with its Hirsch Electronics subsidiary, SCM provides complete, integrated solutions that secure digital assets, electronic transactions and facilities. The company offers the world’s broadest range of contact, contactless and mobile smart card reader technology; physical and logical access control systems; digital identity transaction platforms; biometrics; and digital video. SCM’s solutions enable a wide variety of applications including enterprise security, identity management, contactless payment, e-health and electronic government services. For additional information, visit www.scmmicro.com and www.HirschElectronics.com.
Additional Information About this Transaction
In connection with the proposed business combination involving SCM and Bluehill ID, SCM has filed with the SEC a registration statement on Form S-4 containing a proxy statement and prospectus for stockholders of SCM, which was declared effective on November 12, 2009. The definitive proxy statement and prospectus dated November 12, 2009 was first mailed to stockholders of SCM on or about November 18, 2009. SCM has filed certain other documents regarding the proposed transaction with the SEC and may file additional documents regarding the proposed transaction as well. STOCKHOLDERS OF SCM ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT AND PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC REGARDING THE PROPOSED BUSINESS COMBINATION CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Stockholders of SCM may obtain a copy of the proxy statement and prospectus, as well as other filings containing information about SCM, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and prospectus can also be obtained, without charge, from the SCM corporate website at www.scmmicro.com, or by directing a request to SCM Microsystems, Inc., Attention: Investor Relations, 1900-B Carnegie Avenue, Santa Ana, California 92705, Attention: Secretary.
In addition to the documents described above, SCM files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available at the SEC’s website at www.sec.gov or at SCM’s website at www.scmmicro.com.
THIS COMMUNICATION IS FOR INFORMATION PURPOSES ONLY AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

Participants in the Solicitation
SCM and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of SCM in connection with the proposed transaction. Information about SCM’s directors and executive officers is available in the proxy statement and prospectus and other materials referred to in the proxy statement and prospectus.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. These include, without limitation, our statements contained above regarding potential benefits of the combination, the closing date of the proposed combination and other statements that are not historical facts. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that a sufficient number of Bluehill ID shareholders may not agree to SCM’s offer to effect the combination, that the closing of the proposed combination may be delayed, or that the proposed combination may not close. For a discussion of further risks and uncertainties related to SCM’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 31, 2009, and subsequent reports. SCM undertakes no duty to update any forward-looking statement to reflect any change in SCM’s expectations or any change in events, conditions or circumstances on which any such statements are based.
Note: The SCM logo is a trademark of SCM Microsystems, Inc. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.
Contacts:
Annika Oelsner, SCM Microsystems, +49 89 9595-5220, aoelsner@scmmicro.com
Darby Dye, SCM Microsystems, +1 949 553-4251, ddye@scmmicro.com